UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  March 25, 2004


                                   0-15898
                          (Commission File Number)

                       ______________________________

                 CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________



















ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

	(c) Exhibits

	Exhibit No.	Description
	99.1		Press Release announcing Casual Male Retail Group,
			Inc.'s Fourth Quarter and Fiscal 2003 Results.


ITEM 12.  Results of Operations and Financial Condition.

On March 25, 2004, Casual Male Retail Group, Inc. (the "Company") issued a press release announcing, among other things, results for the fourth quarter and fiscal year ended January 31, 2004 ("fiscal 2003"). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company's press release, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America, also contains pro forma financial information, as if the Company operated its Casual Male business for the full fiscal year which ended February 1, 2003. On May 14, 2002, during the second quarter of the prior fiscal year, the Company completed the acquisition of substantially all of the assets of Casual Male Corp. and certain of its subsidiaries for a purchase price of approximately $170 million, plus the assumption of certain operating liabilities. In view of the significance of the Casual Male acquisition to the growth and future identity of the Company, pro forma financial information for the Casual Male business is included in the Company's press release.

Further, the press release also contains earnings, and related earnings per share, for the fourth quarter of fiscal 2003 and fiscal 2002 excluding restructuring related charges and early debt retirement losses. These measures are considered non-GAAP measures and accordingly the Company has provided a reconciliation of the non-GAAP measure to Net Loss as reported for both periods. The Company believes that the inclusion of such non-GAAP measure is necessary to help investors identify the operating results of the company's continuing business as compared to the prior fourth quarter. This information also helps the investor gain a better understanding of our core operating results and future prospects.


















                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
								 ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Date:  March 25, 2004